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              EXHIBIT 10.8 - FORM OF SALARY CONTINUATION AGREEMENT

                              TIB BANK OF THE KEYS
                         SALARY CONTINUATION AGREEMENT


         THIS AGREEMENT is made this ________ day of _______________, 2001, by and between TIB BANK OF THE KEYS, a Florida banking corporation located in Key Largo, Florida (the "Company") and ________________ (the "Executive").

                                  INTRODUCTION

         To encourage the Executive to remain an employee of the Company, the Company is willing to provide salary continuation benefits to the Executive. The Company will pay the benefits from its general assets.

                                   AGREEMENT

         The Executive and the Company agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

         Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

         1.1 "Benefit Basis" means the Executive's highest Compensation level in the three years immediately preceding the date of Termination of Employment.

         1.2 "Change of Control" means the acquisition by any person, or persons acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934, of fifty-one percent or more of the voting securities of the Company or its parent, TIB Financial Corp., a Florida corporation, or of any lesser percentage of the voting securities of the Company if the Board of Directors of the Company, the Comptroller of Florida, the FDIC, or the Federal Reserve Bank makes a determination that such acquisition constitutes or will constitute control of the Company. The term "person" as used herein includes and individual, corporation, bank holding company or any other legal entity.

         1.3      "Code" means the Internal Revenue Code of 1986, as amended.

         1.4      "Compensation" means the Executive's annual base salary rate.

         1.5 "Disability" means, if the Executive is covered by a Company sponsored disability policy, total disability as defined in such policy without regard to any waiting period. If the Executive is not


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covered by such a policy, Disability means the Executive suffering a sickness, accident or injury which, in the judgment of a physician satisfactory to the Company, prevents the Executive from performing substantially all of the Executive's normal duties for the Company. As a condition to receiving any Disability benefits, the Company may require the Executive to submit to such physical or mental evaluations and tests as the Company's Board of Directors deems appropriate.

         1.6 "Early Termination" means the Termination of Employment before Normal Retirement Age for reasons other than death, Disability, Termination for Cause or following a Change of Control.

         1.7 "Early Termination Date" means the month, day and year in which Early Termination occurs.

         1.8      "Effective Date" means January 1, 2001.

         1.9 "Inflated Compensation" means the highest Compensation for the three years immediately preceding Termination of Employment increased by 4.0%, compounded for the number of years from Termination of Employment to the Normal Retirement Date.

         1.10     "Normal Retirement Age" means the Executive's 65th birthday.

         1.11 "Normal Retirement Date" means the later of the Normal Retirement Age or Termination of Employment.

         1.12 "Plan Year" means a twelve-month period commencing on January 1st and ending on December 31st of each year. The initial Plan Year shall commence on the Effective Date.

         1.13     "Termination for Cause" See Section 5.2.

         1.14 "Termination of Employment" means that the Executive ceases to be employed by the Company for any reason whatsoever other than by reason of a leave of absence, which is approved by the Company.

                                   ARTICLE 2
                               LIFETIME BENEFITS

         2.1 Normal Retirement Benefit. Upon Termination of Employment on or after the Normal Retirement Age for reasons other than death, the Company shall pay to the Executive the benefit described in this Section 2.1 in lieu of any other benefit under this Agreement.

                  2.1.1    Amount of Benefit. The annual benefit under this
         Section 2.1 is an amount equal to forty percent (40.0%) of the Benefit Basis.

                  2.1.2 Payment of Benefit. The Company shall pay the annual benefit to the Executive


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         in 12 equal monthly installments payable on the first day of each month commencing with the month following the Executive's Normal Retirement Date. The annual benefit shall be paid to the Executive for fifteen (15) years.

                  2.1.3 Benefit Increases. Commencing on the first anniversary of the first benefit payment, and continuing on each subsequent anniversary, the Company's Board of Directors, in its sole discretion, may increase the benefit.

         2.2 Early Termination Benefit. Upon Early Termination, the Company shall pay to the Executive the benefit described in this Section 2.2 in lieu of any other benefit under this Agreement.

                  2.2.1    Amount of Benefit. The benefit under this Section
         2.2 is the Early Termination Annual Benefit set forth in Schedule A for the Plan Year ending immediately prior to the Early Termination Date, determined by reference to the vested accrual balance set forth in Schedule A. Annual changes in Compensation shall require the recalculation of Schedule A in accordance with the Schedule A Calculations in Exhibit I.

                  2.2.2 Payment of Benefit. The Company shall pay the annual benefit to the Executive in 12 equal monthly installments payable on the first day of each month commencing with the month following the Normal Retirement Age. The annual benefit shall be paid to the Executive for fifteen (15) years.

                  2.2.3 Benefit Increases. Benefit payments may be increased as provided in Section 2.1.3.

         2.3 Disability Benefit. If the Executive terminates employment due to Disability prior to Normal Retirement Age, the Company shall pay to the Executive the benefit described in this Section 2.3 in lieu of any other benefit under this Agreement.

                  2.3.1    Amount of Benefit. The benefit under this Section
         2.3 is the Disability Annual Benefit set forth in Schedule A for the Plan Year ending immediately prior to the date in which the Termination of Employment occurs, determined by vesting the Executive in 100 percent (100%) of the accrual balance. Annual changes in Compensation shall require the recalculation of Schedule A in accordance with the Schedule A Calculations in Exhibit I.

                  2.3.2 Payment of Benefit. The Company shall pay the annual benefit amount to the Executive in 12 equal monthly installments payable on the first day of each month commencing with the month following the Termination of Employment. The annual benefit shall be paid to the Executive for (15) years.

                  2.3.3 Benefit Increases. Benefit payments may be increased as provided in Section 2.1.3.

         2.4 Change of Control Benefit. Upon Termination of Employment following a Change of


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Control, the Company shall pay to the Executive the benefit described in this
Section 2.4 in lieu of any other benefit under this Agreement.

                  2.4.1    Amount of Benefit. The annual benefit under this
         Section 2.4 is an amount equal to forty percent (40%) of Inflated Compensation.

                  2.4.2 Payment of Benefit. The Company shall pay the annual benefit amount to the Executive in 12 equal monthly installments payable on the first day of each month commencing with the month following the Normal Retirement Date. The annual benefit shall be paid to the Executive for (15) years.

                  2.4.3 Benefit Increases. Benefit payments may be increased as provided in Section 2.1.3.

                                   ARTICLE 3
                                 DEATH BENEFITS

         3.1 Death During Active Service. If the Executive dies while in the active service of the Company, the Company shall pay to the Executive's beneficiary the benefit described in this Section 3.1. This benefit shall be paid in lieu of the Lifetime Benefits of Article 2.

                  3.1.1    Amount of Benefit. The annual benefit under this
         Section 3.1 is equal to the Disability Annual Benefit described in
         Section 2.3.1.

                  3.1.2 Payment of Benefit. The Company shall pay the annual benefit to the Executive's beneficiary in 12 equal monthly installments payable on the first day of each month commencing with the month following the Executive's death. The annual benefit shall be paid to the Executive's beneficiary for fifteen (15) years.

         3.2 Death During Benefit Period. If the Executive dies after the benefit payments have commenced under this Agreement but before receiving all such payments, the Company shall pay the remaining benefits to the Executive's beneficiary at the same time and in the same amounts they would have been paid to the Executive had the Executive survived.

         3.3 Death After Termination of Employment But Before Benefit Payments Commence. If the Executive is entitled to benefit payments under this Agreement, but dies prior to the commencement of said benefit payments, the Company shall pay the benefit payments to the Executive's beneficiary that the Executive was entitled to prior to death except that the benefit payments shall commence on the first day of the month following the date of the Executive's death.

                                   ARTICLE 4
                                 BENEFICIARIES

         4.1 Beneficiary Designations. The Executive shall designate a beneficiary by filing a written


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designation with the Company. The Executive may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Executive and accepted by the Company during the Executive's lifetime. The Executive's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Executive, or if the Executive names a spouse as beneficiary and the marriage is subsequently dissolved. If the Executive dies without a valid beneficiary designation, all payments shall be made to the Executive's estate.

         4.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incapacitated, or to a person incapable of handling the disposition of his or her property, the Company may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incapacitated person or incapable person. The Company may require proof of incapacity, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Company from all liability with respect to such benefit.

                                   ARTICLE 5
                              GENERAL LIMITATIONS

         5.1 Termination for Cause. Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement if the Company terminates the Executive's employment for:

                  (a)      Gross negligence or gross neglect of duties;

                  (b) Commission of a felony or of a gross misdemeanor involving moral turpitude; or

                  (c) Fraud, disloyalty, dishonesty or willful violation of any law or significant Company policy committed in connection with the Executive's employment and resulting in an adverse effect on the Company.

         5.2 Suicide or Misstatement. The Company shall not pay any benefit under this Agreement if the Executive commits suicide within two years after the date of this Agreement, or if the Executive has made any material misstatement of fact on any application for life insurance purchased by the Company.

         5.3 Competition after Termination of Employment. The Company shall not pay any benefit under this Agreement if the Executive, without the prior written consent of the Company, engages in, becomes interested in, directly or indirectly, as a sole proprietor, as a partner in a partnership, or as a substantial shareholder in a corporation, or becomes associated with, in the capacity of employee, director, officer, principal, agent, trustee or in any other capacity whatsoever, any enterprise conducted in the trading area (a 50 mile radius) of the business of the Company, which enterprise is, or may deemed to be, competitive with any business carried on by the Company, for a period of two (2) years following Termination of Employment.


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                                   ARTICLE 6
                          CLAIMS AND REVIEW PROCEDURES

         6.1 Claims Procedure. The Company shall notify any person or entity that makes a claim against the Agreement (the "Claimant") in writing, within 90 days of Claimant's written application for benefits, of his or her eligibility or noneligibility for benefits under the Agreement. If the Company determines that the Claimant is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provisions of the Agreement on which the denial is based, (3) a description of any additional information or material necessary for the Claimant to perfect his or her claim, and a description of why it is needed, and (4) an explanation of the Agreement's claims review procedure and other appropriate information as to the steps to be taken if the Claimant wishes to have the claim reviewed. If the Company determines that there are special circumstances requiring additional time to make a decision, the Company shall notify the Claimant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional 90 days.

         6.2 Review Procedure. If the Claimant is determined by the Company not to be eligible for benefits, or if the Claimant believes that he or she is entitled to greater or different benefits, the Claimant shall have the opportunity to have such claim reviewed by the Company by filing a petition for review with the Company within 60 days after receipt of the notice issued by the Company. Said petition shall state the specific reasons which the Claimant believes entitle him or her to benefits or to greater or different benefits. Within 60 days after receipt by the Company of the petition, the Company shall afford the Claimant (and counsel, if any) an opportunity to present his or her position to the Company verbally or in writing, and the Claimant (or counsel) shall have the right to review the pertinent documents. The Company shall notify the Claimant of its decision in writing within the 60-day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the Claimant and the specific provisions of the Agreement on which the decision is based. If, because of the need for a hearing, the 60-day period is not sufficient, the decision may be deferred for up to another 60 days at the election of the Company, but notice of this deferral shall be given to the Claimant.

                                   ARTICLE 7
                           AMENDMENTS AND TERMINATION

         This Agreement may be amended or terminated only by a written agreement signed by the Company and the Executive.

                                   ARTICLE 8
                                 MISCELLANEOUS

         8.1 Binding Effect. This Agreement shall bind the Executive and the Company, and their beneficiaries, survivors, executors, successors, administrators and transferees.

         8.2 No Guarantee of Employment. This Agreement is not an employment policy or contract.


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It does not give the Executive the right to remain an employee of the Company, nor does it interfere with the Company's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

         8.3 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

         8.4 Reorganization. The Company shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm, or person unless such succeeding or continuing company, firm, or person agrees to assume and discharge the obligations of the Company under this Agreement. Upon the occurrence of such event, the term "Company" as used in this Agreement shall be deemed to refer to the successor or survivor company.

         8.5 Tax Withholding. The Company shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

         8.6 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of the State of Florida, except to the extent preempted by the laws of the United States of America.

         8.7 Unfunded Arrangement. The Executive and beneficiary are general unsecured creditors of the Company for the payment of benefits under this Agreement. The benefits represent the mere promise by the Company to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive's life is a general asset of the Company to which the Executive and beneficiary have no preferred or secured claim.

         8.8 Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

         8.9 Administration. The Company shall have powers which are necessary to administer this Agreement, including but not limited to:

                  (a)      Interpreting the provisions of the Agreement;

                  (b) Establishing and revising the method of accounting for the Agreement;

                  (c)      Maintaining a record of benefit payments; and

                  (d) Establishing rules and prescribing any forms necessary or desirable to administer the Agreement.

         8.10 Named Fiduciary. The Company shall be the named fiduciary and plan administrator


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under the Agreement. The named fiduciary may delegate to others certain aspects of the management and operation responsibilities of the plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

         IN WITNESS WHEREOF, the Executive and a duly authorized Company officer have signed this Agreement.


EXECUTIVE:                                   COMPANY:

                                             TIB BANK OF THE KEYS

                                             By
----------------------------------             --------------------------------
                                             Title
                                                  -----------------------------


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                            BENEFICIARY DESIGNATION

                              TIB BANK OF THE KEYS
                         SALARY CONTINUATION AGREEMENT


I designate the following as beneficiary of any death benefits under this Salary Continuation Agreement:

Primary:
        -----------------------------------------------------------------------


-------------------------------------------------------------------------------


Contingent:
           --------------------------------------------------------------------


-------------------------------------------------------------------------------

NOTE: TO NAME A TRUST AS BENEFICIARY, PLEASE PROVIDE THE NAME OF THE TRUSTEE(S) AND THE EXACT NAME AND DATE OF THE TRUST AGREEMENT.

I understand that I may change these beneficiary designations by filing a new written designation with the Company. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary and our marriage is subsequently dissolved.


Signature
         ----------------------------------------

Date
    ---------------------------------------------


Accepted by the Company this ______ day of _________________, 2001.


By
  ----------------------------------------------

Title
     -------------------------------------------


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                                   EXHIBIT I
                            SCHEDULE A CALCULATIONS
               TIB BANK OF THE KEYS SALARY CONTINUATION AGREEMENT


BENEFIT LEVEL: 40% of the Benefit Basis as defined in the Agreement.

ACCRUAL BALANCE: The accrual balance is calculated using the interest or sinking fund method. The discount rate is 9.00% per year. All calculations are compounded monthly. The balance is calculated each year, based on the Benefit Basis, in three steps.

         1. Calculate the annual benefit equal to 40% of the Benefit Basis based upon current compensation. Then, calculate the present value at Normal Retirement Age of the projected annual benefit, paid in equal monthly installments over 15 years, including interest at 9.0% per year, compounded monthly.

         2. Calculate the monthly principal contribution amount required each month to the Normal Retirement Age which, with interest calculated monthly, will accumulate to the present value calculated in step 1.

         3. Beginning with the prior year's accrual balance, calculate the balance for the year by adding principal contributions at the beginning of the each month and interest at the end of each month for the twelve months of the year being calculated.

VESTING PERCENT: The vesting percent is zero percent (0.0%) until the earlier of the Normal Retirement Date as defined in the agreement or ten (10) years from the Effective Date as defined in the agreement, after which it is one hundred percent (100%).

VESTED ACCRUAL BALANCE: The vested accrual balance is the product of the accrual balance multiplied by the vesting percentage.

EARLY TERMINATION ANNUAL BENEFIT: The Early Termination Annual Benefit is determined by first increasing the Vested Accrual Balance by 9.00% per year, compounded monthly to the normal retirement age, and then calculating a fixed annuity which is payable in 180 equal monthly installments, crediting interest on the unpaid balance of the inflated Vested Accrual Balance at an annual rate of 9.00%, compounded monthly.

DISABILITY ANNUAL BENEFIT: The Disability Annual Benefit amount is determined by calculating a fixed annuity which is payable in 180 equal monthly installments, crediting interest on the unpaid balance of the Accrual Balance at an annual rate of 9.00%, compounded monthly.


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                              TIB BANK OF THE KEYS

                     SALARY CONTINUATION PLAN - SCHEDULE A


                                EARLY TERM.
                                                 VESTED       EARLY TERMINATION     CHANGE OF CONTROL             DISABILITY
PLAN     BENEFIT     ACCRUAL      VESTING       ACCRUAL        ANNUAL BENEFIT         ANNUAL BENEFIT            ANNUAL BENEFIT
YEAR      LEVEL      BALANCE     SCHEDULE       BALANCE         PAYABLE AT 65         PAYABLE AT 65          PAYABLE IMMEDIATELY
-----------------------------------------------------------------------------------------------------------------------------------



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